UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Georgetown Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE
REGARDING

THE AVAILABILITY OF PROXY
MATERIALS

FOR THE STOCKHOLDER
MEETING TO BE HELD ON
MAY 20, 2014

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials, including the Proxy Statement, Proxy Card and Annual Report are available online at http://www.cfpproxy.com/7150.

Dear Stockholder:

The Annual Meeting of Stockholders of Georgetown Bancorp, Inc. will be held at 12:00 noon, Massachusetts time on May 20, 2014 at the Groveland Fairways, located at 156 Main Street, Groveland, Massachusetts, for the purpose of considering and acting upon each of the following:

1.	The election of four directors to the Board of Directors;
2.	The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the independent registered public accounting firm for the Company for the year ending December 31, 2014;
3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
4.	The approval of the Georgetown Bancorp, Inc. 2014 Equity Incentive Plan; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on March 27, 2014 are entitled to vote at the Meeting.

The Board of Directors recommends a vote “FOR” each of the above proposals.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, which can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you request a paper copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card, sign, date and return. You may also vote in person at the Annual Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Georgetown Bancorp, Inc. Common Stock as of the close of business on the record date.

If you want to receive a paper copy or an email copy of the proxy statement, proxy card or annual report, you can request one at any time. We will not send you paper copies unless you request them. There is no charge to you for requesting a copy. Please make your request for these reports by May 8, 2014 to facilitate timely delivery. You will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

➢	Call our toll-free number, (800) 951-2405; or
➢	Visit our website at http://www.cfpproxy.com/7150; or
➢	Send us an email at fulfillment@rtco.com

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

You will have the opportunity to make your request for paper copies apply to all future stockholder meetings, which you may later revoke at any time.

We ask that you cast your vote promptly. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

Stockholder Control Number